Exhibit 99.3

Securities and Exchange Commission

450 5th Street NW

Washington, D.C. 20549

We have been furnished with a copy of this Form 8-K/A (Amendment No. 1), to be filed by AST SpaceMobile, Inc. (Commission File Number 001-39040). We agree with the statements made in this Form 8-K/A (Amendment No. 1), insofar as they relate to our Firm.

Additionally, we confirm that the client-auditor relationship between AST & Science, LLC and Subsidiaries, a subsidiary of AST SpaceMobile, Inc., and BDO USA, LLP has ceased.

/s/ BDO USA, LLP

Fort Lauderdale, FL

April 23, 2021

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.